UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 1, 2011

DINELLO RESTAURANT VENTURES, INC.
(Exact name of small business issuer as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

333-172052	14-1877754
(Commission File Number)	(IRS Employer Identification No.)

2701 4th Street North, Units 102/103

St. Petersburg, Florida 3370

(Address of principal executive offices and zip code)

(727) 896-3278

 (Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

On September 21, 2011, the Registrant held a Special Meeting of the Board of Directors.  All directors were present.  Notice of the Meeting was waived with said waiver placed in the corporate minute book.  The meeting was called by the Chairman, Andy Fan, to discuss a change is business strategy and business model for the Company due to the current economic conditions.  The lack of improvement in the service industry, specifically the restaurant industry, has not provided the necessary climate for building the current business model.

Mr. Andy Fan, Chairman of the Board, requested that the full Board of Directors approve a change in the strategic direction of the company. Mr. Andy Fan stated that to continue to protect and increase shareholder value, it would be to the advantage, welfare and best interests of the shareholders for the Company to consider alternative corporate strategies to generate new business revenue for the Company, starting with the sale of some of the Company’s older assets, acquisitions, roll-ups, strategic alliances, joint ventures, or mergers. The disposal of the restaurant assets to Caramello’s Pizzeria, LLC, a Florida Limited Liability Company, was approved by Shareholders representing 87% of the shares issued and outstanding. The Contract for Purchase of Assets and Liabilities is provided as Exhibit 10.

After thorough discussion and upon motion duly made and seconded, the Board of Directors unanimously agreed to a change in the business strategy and model that would increase shareholder value.

The Board of Directors approved changing the direction and mission of the Company, and changing the name of the Company to reflect said new direction and mission.  The proposed new direction of the Company will be promoting business relations and exchanges between Chinese and U.S. companies, facilitating  international mergers and acquisitions, increasing co-operations between Chinese companies and the Wall Street financial institutions,  helping Wall Street investors identify and work with respectable and reputable Chinese counterparts and companies, assisting Chinese corporations to understand that the only way to benefit from the world’s biggest capital market is through strictly and consistently following its rules and regulations.  The new name approved by the Board and the Shareholders will be “AF Ocean Investment Management Company.”

Section 5 – Corporate Governance and Management

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective October 1, 2011, upon a unanimous vote of the Shareholders attending the September 21, 2011 Shareholder Meeting (which attending shareholders represented 87% of the outstanding shares), the Articles of Incorporation were amended as follows:

Article I amended changing the corporate name as follows:

The name of the corporation shall be “AF Ocean Investment Management Company”,   and shall be governed by Title XXXVI Chapter 607 of the Florida Statutes.

Article VIII amended adding the name and address of the new director as follows:

Andy Z. Fan, Director, 2701 Fourth Street N., St. Petersburg, FL  33704

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01

Financial Statements and Exhibits

Exhibit No.	Description
3(iv)	Articles of Amendment to Articles of Incorporation
10	Contract for Purchase of Assets and Liabilities

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DINELLO RESTAURANT VENTURES, INC.
Dated: October 4, 2011	By:	/s/ ANDY Z. FAN
Name: Andy Z. Fan Title: Chairman, Board of Directors

Dated: October 4, 2011	By:	/s/ DIANE J. HARRISON
Name: Diane J. Harrison Title: Secretary, Treasurer, and Director